UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 17, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fifth Amendment to Employment Agreement of Jong S. Whang

On November 17, 2015, Jong S. Whang, the Executive Chairman of Amtech Systems, Inc. (the “Company”), volunteered to reduce his base salary from $400,000 per annum to $200,000 per annum, which was approved by both the Company’s board of directors’ (the “Board”) and the Compensation and Options Committee of the Board. Following such approval, on November 19, 2015, the Company entered into a Fifth Amendment to Employment Agreement (the “Fifth Amendment”) between the Company and Mr. Whang, pursuant to which the Fifth Amendment (i) reduced Mr. Whang’s base salary, effective January 1, 2016, from $400,000 per annum to $200,000 per annum and (ii) clarified that the level of base salary to be used for purposes of calculating severance payments would, in any event, be not less than $400,000. The Fifth Amendment reflects that Mr. Whang’s salary decrease is completely voluntary and may be restored by him in his sole discretion at any time upon giving written notice to the Company.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Stock Option Grants

On November 17, 2015, upon the recommendation of its Compensation and Options Committee, the Board approved stock option grants for its executive officers. Mr. Whang received a grant of an option to purchase 50,000 shares of the Company's common stock, which will vest in four (4) equal installments beginning on November 17, 2016. Fokko Pentinga, the Company's President and Chief Executive Officer, received a grant of an option to purchase 50,000 shares of the Company's common stock, which will vest in four (4) equal installments beginning on November 17, 2016. Bradley C. Anderson, the Company's Chief Financial Officer, received a grant of an option to purchase 35,000 shares of the Company's common stock, which will vest in four (4) equal installments beginning on November 17, 2016. Paul van der Wansem, a member of the Company's Management Executive Committee, received a grant of an option to purchase 6,000 shares of the Company's common stock, which will vest in three (3) equal installments beginning on November 17, 2016. All options granted have an exercise price of $5.25 (the closing price of the Company's common stock on November 16, 2015).

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to Employment Agreement, dated November 19, 2015, by and between the Company and Jong S. Whang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: November 19, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amendment to Employment Agreement, dated November 19, 2015, by and between the Company and Jong S. Whang